Exhibit 23.1

                    CONSENT OF INDEPENDENT REGISTERED PUBLIC
                                 ACCOUNTING FIRM

The Board of Directors
CanWest Petroleum Corporation


We consent to the incorporation in the Registration Statement dated on or about April 3, 2006 on Form SB-2/A No. 1 of CanWest Petroleum Corporation (An Exploration Stage Company) of our auditors' report dated July 22, 2005 on the consolidated balance sheets of CanWest Petroleum Corporation as at April 30, 2005 and 2004 and the related consolidated statements of operations, stockholders' equity (deficiency) and cash flows for each of the three years ended April 30, 2005, 2004 and 2003 and the cumulative totals for the exploration stage operations from April 3, 1998 (inception) through April 30, 2005.

We also consent to the reference to us as experts in matters of accounting and audit in this registration statement.


/s/ Pannell Kerr Forster

(Registered with the Public Company Accounting Oversight Board as
"Smythe Ratcliffe")

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Vancouver, Canada
April 3, 2006